TESSERA®



SK hynix Inc. License Agreements

January 2, 2013

Safe Harbor

This presentation contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the effects and duration of the new agreements with SK hynix, the long term value of Tessera Technologies, Inc.'s (the "Company") IP business and portfolios, future payments and running royalties, discussions with other major DRAM players, and financial projections, including the Company's revenue and profitability on a long term basis. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company's businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics Corporation ("DOC") of its recently acquired camera module manufacturing facility in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company's technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this presentation. The Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2012, include more information about factors that could affect the Company's financial results. The Company assumes no obligation to update information contained in this presentation. Although this presentation may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

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New SK hynix Patent Licenses

- Two new eight-year portfolio license agreements
  - One replaces a five year extension of previous license with Tessera, Inc.
  - The second adds the new technology IP of the Invensas portfolio
  - Both signed on Dec. 26, 2012

- Tessera Technologies, Inc. will dismiss its antitrust lawsuit vs. SK hynix Inc.

Public Details of the New SK hynix Licenses

- SK hynix will pay:
  - an initial license fee
  - eight years of running royalties

- Recurring royalties from SK hynix will significantly increase on an annual basis
  - Impact begins Q2 '13 – TSRA reports royalties one quarter in arrears

- Tessera, Inc. portfolio includes over 550 patents:
  - legacy semiconductor packaging patents

- Invensas Corporation portfolio includes over 725 patents:
  - advanced packaging: xFD & BVA
  - MoSys circuitry patents

New Licenses Confirm Long Term Value of Tessera Technologies' IP Portfolios

Solidifies Outlook for Long Term Revenue Growth

- Royalties from SK hynix will significantly increase on an annual basis
- Legacy Tessera, Inc. portfolio licensed for eight years
- SK hynix is the first DRAM maker to license the Invensas portfolio
  - License term also eight years
  - Includes many advanced technologies that have yet to enter market
- We continue discussions with the other major DRAM players for similarly broad licensing arrangements

"We believe the successful conclusion of the SK hynix deal increases both the certainty and the magnitude of the Company's revenue and profitability on a long term basis."

- R.A.Young, CEO, Tessera Technologies, Inc.